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                                                                   Exhibit 99.28

             [NAME OF PARTNERSHIP] ("[PARTNERSHIP ABBREVIATION]")

                        OP UNIT EXCHANGE ELECTION FORM

   Reference is made to the Prospectus/Consent Solicitation Statement dated October __, 1998, and the Transmittal Letter attached hereto, sent with this OP Unit Exchange Election Form pursuant to which the undersigned may elect, if [Partnership Abbreviation] participates in the Merger, to exchange his OP Units received in the Merger for a Note of the Operating Partnership or for Host REIT Common Shares. This OP Unit Exchange Election Form incorporates by reference the representations and covenants set forth in the Transmittal Letter.

   The undersigned, a Limited Partner in [Partnership Abbreviation], if [Partnership Abbreviation] participates in the Merger, will receive and retain OP Units, unless one of the following elections is marked:

   [_] NOTE ELECTION: I wish to tender my OP Units to the Operating Partnership in exchange for a Note of the Operating Partnership as described in the Prospectus/Consent Solicitation Statement.

   [_] COMMON SHARE ELECTION: I wish to tender my OP Units to Host REIT in exchange for Host REIT Common Shares as described in the Prospectus/Consent Solicitation Statement.

   In order to avoid withholding under FIRPTA and certain other applicable rules, a [Partnership Abbreviation] Limited Partner must execute and return with this OP Unit Exchange Election Form both the attached Certificate of Non-Foreign Status and Substitute Form W-9.

   This OP Unit Exchange Election Form may be submitted at any time so that it is received by [Partnership Abbreviation] prior to 5:00 p.m, Eastern time, on the fifteenth trading day after the effective date of the Merger (which is currently expected to be January __, 1999) or, upon notice, such later date as may be selected by Host REIT and the Operating Partnership (the "Election Period"). This election can be revoked on or alternative election can be made by submitting to [Partnership Abbreviation] in writing such revocations or alternative election so that it is received by [Partnership Abbreviation] prior to the end of the Election Period.


------------------------------------    ----------------------------------------
Signature of Limited Partner   Date     Signature of Co-Owner (if any)     Date

                                        PLEASE DATE; SIGN EXACTLY AS YOUR NAME
                                        APPEARS ON THE MAILING LABEL, UNLESS
         MAILING LABEL                  YOUR NAME IS PRINTED INCORRECTLY; AND
(Includes name of the Partnership)      MAIL THIS ELECTION FORM IN THE ENVELOPE
                                        PROVIDED; NO POSTAGE REQUIRED IF MAILED
                                        IN THE UNITED STATES.

DO NOT RETURN THIS OP UNIT EXCHANGE ELECTION FORM IF YOU WISH TO RETAIN THE OP UNITS RECEIVED IN THE MERGER. IF A LIMITED PARTNER DOES NOT VOTE ON THE MERGER AND THE RELATED AMENDMENTS TO THE PARTNERSHIP AGREEMENT, DOES NOT RETURN THIS OP UNIT EXCHANGE ELECTION FORM TO [PARTNERSHIP ABBREVIATION] PRIOR TO THE END OF THE ELECTION PERIOD OR RETURNS THIS OP UNIT EXCHANGE ELECTION FORM BUT DOES NOT INDICATE AN ELECTION HEREON, SUCH LIMITED PARTNER WILL BE DEEMED TO HAVE ELECTED TO RETAIN THE OP UNITS RECEIVED IN THE MERGER.

   IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN COMPLETING THIS ELECTION FORM, PLEASE CALL ______________________, THE INFORMATION AGENT, AT
__________________.